                                                               EXHIBIT (A)(1)(V)


                               AMREP CORPORATION

                           OFFER TO PURCHASE FOR CASH
                    UP TO 725,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $7.00
                         NOR LESS THAN $5.25 PER SHARE

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             THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
                    EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
             ON TUESDAY, JUNE 6, 2000, UNLESS THE OFFER IS EXTENDED
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To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated May 4, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by AMREP Corporation, an Oklahoma corporation (the "Company"), to purchase up to 725,000 shares of its common stock, par value $.10 per share (the "Shares"), at prices not greater than $7.00 nor less than $5.25 per Share, net to the seller in cash, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to shareholders from Edward B. Cloues, II, Chairman of the Board of Directors of the Company.

         The Company will determine a single per Share price (not greater than $7.00 nor less than $5.25 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase 725,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $7.00 nor less than $5.25 per Share) validly tendered and not withdrawn pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

         WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

         Your attention is invited to the following:

         1. You may tender Shares at prices (in multiples of $.125), not greater than $7.00 nor less than $5.25 per Share, as indicated in the attached Instruction Form, net to you in cash.

         2. The Offer is for up to 725,000 Shares, constituting approximately 10% of the total Shares outstanding as of May 4, 2000. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

         3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Tuesday, June 6, 2000, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         4. As described in the Offer to Purchase, if more than 725,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), the Company will purchase Shares in the following order of priority:

                  (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any shareholder who owned beneficially, as of the close of business on May 4, 2000, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including ESOP Shares (as defined in the Offer to Purchase) allocated to the account of the shareholder under the Savings Plan (as defined in the Offer to Purchase)) who validly tenders all of such Shares (partial tenders will not qualify for this preference) and makes the appropriate entry in the table captioned "Odd Lots" in the Letter of Transmittal, the Notice of Guaranteed Delivery and the Instruction Form, as applicable, and

                  (ii) after purchase of all the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date on a PRO RATA basis. See Section 1 of the Offer to Purchase for a discussion of proration.

         5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

         6. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. THE SAME SHARES MAY NOT BE TENDERED AT MORE THAN ONE PRICE.

         7. If you owned beneficially, as of the close of business on May 4, 2000, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including ESOP Shares allocated to your account under the Savings Plan), and you are electing to have your ESOP Shares tendered and you instruct us to tender at or below the Purchase Price on your behalf all Shares we hold for your account prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MAKING OF THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES.

         If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

         The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.

                                INSTRUCTION FORM

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 725,000 SHARES OF COMMON STOCK OF
                               AMREP CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 4, 2000, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by AMREP Corporation (the "Company") to purchase up to 725,000 shares of its common stock, par value $.10 per share (the "Shares"), at prices not greater than $7.00 nor less than $5.25 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the and conditions of the Offer.

         This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

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                                SHARES TENDERED

/ / By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares are to be tendered, please check the box below and indicate the aggregate number of Shares to be tendered by us.

/ /      Tender_____________Shares.

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
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        IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE
             INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED
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              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
      OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND
            INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES
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            SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

 / / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $5.25 or as high as $7.00.

                CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER


/ /  $5.25     / /  $5.50     / /  $5.75     / /  $6.00     / /  $6.25     / /  $6.50     / /  $6.75     / /  $7.00
/ /  $5.375    / /  $5.625    / /  $5.875    / /  $6.125    / /  $6.375    / /  $6.625    / /  $6.875


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                                      -3-

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                                    ODD LOTS

/ /      By checking this box, the undersigned represent(s) that the undersigned owned beneficially, as of the close of business on May 4, 2000 and continue(s) to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including ESOP Shares allocated to the account of the undersigned under the Savings Plan) and is tendering all of such Shares.

If you have checked the box above in this Odd Lots table and do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box should NOT indicate the price per Share in the preceding table captioned "Price (In Dollars) Per Share At Which Shares Are Being Tendered"). / /

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                                   SIGN HERE

Dated: _____________, 2000              Signature(s)
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                                        Print Name(s)
                                                     ---------------------------

                                        Address
                                               ---------------------------------

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                                        ----------------------------------------
                                        Social Security or
                                        Taxpayer ID No.:
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